Exhibit 1.1

Execution Version

Pacific Gas and Electric Company

$800,000,000 5.050% First Mortgage Bonds due 2031

$800,000,000 5.600% First Mortgage Bonds due 2036

$600,000,000 6.300% First Mortgage Bonds due 2056

Underwriting Agreement

New York, New York

June 1, 2026

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Pacific Gas and Electric Company, a corporation organized under the laws of the State of California (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $800,000,000 aggregate principal amount of 5.050% first mortgage bonds due 2031 (the “2031 Mortgage Bonds”), $800,000,000 aggregate principal amount of 5.600% first mortgage bonds due 2036 (the “2036 Mortgage Bonds”) and $600,000,000 aggregate principal amount of 6.300% first mortgage bonds due 2056 (the “2056 Mortgage Bonds,” and together with the 2031 Mortgage Bonds and the 2036 Mortgage Bonds, the “Securities”), certain terms of which are set forth on Schedule II.

The Securities are to be issued under an indenture, dated as of June 19, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented as of the Closing Date (as defined below), and as further supplemented by the thirty-fourth supplemental indenture, to be dated as of June 3, 2026, (the “Thirty-Fourth Supplemental Indenture”), between the Company and the Trustee.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-277286-01) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any

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supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) As of the Execution Time and as of the Closing Date, (i) the Disclosure Package and (ii) each Road Show, if any, when taken together as a whole with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package and any such Road Show based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto did not, as of their issue dates, and do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) As of the date hereof, the Company has the authorized capitalization as set forth in Disclosure Package, and after giving effect to the issuance of the Securities and the use of net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company will have an authorized capitalization as set forth under the as adjusted column of the capitalization table in the section entitled “Capitalization.”

(j) The Indenture has been duly authorized by the Company; and at the Closing Date, the Indenture will have been duly executed and delivered by the Company; and at the Closing Date, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited (i) by laws and principles of equity affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors laws, and (ii) the applicable regulatory requirements (including the approval of the California Public Utilities Commission (the “CPUC”) (collectively, the “Enforceability Exceptions”); and the Indenture will be qualified under the Trust Indenture Act as of the Closing Date.

(k) The issuance and sale by the Company of the Securities pursuant to this Agreement have been duly authorized by all necessary corporate action; and, when issued and authenticated pursuant to the Indenture and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(l) None of (i) the issue and sale of the Securities, (ii) the execution, delivery and performance by the Company of this Agreement and the Indenture, (iii) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, and (iv) the consummation of any other of the transactions contemplated herein, or the performance by the Company of any of its obligations set forth under this Agreement or the Indenture will conflict with, or result in a breach or violation of: (i) the charter, bylaws or comparable constituent documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m) After giving effect to the issue and sale of the Securities, neither the Company nor any subsidiary will be in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than any such rights that have been waived or with respect to securities that have been so registered.

(o) Since January 1, 2026, there has not occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package that would reasonably be expected to have a Material Adverse Effect.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus and the consummation of any of the transactions contemplated herein or the performance by the Company of any of its obligations set forth under this Agreement or the Indenture or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(r) Except as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is

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subject to any pending, or to the Company’s knowledge, threatened, claim relating to any Environmental Laws, in each case, which violation, obligation, contamination, liability or claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any facts, circumstances or events that could reasonably be expected to lead to any of the foregoing.

(s) The Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X (other than PG&E AR Facility, LLC). PG&E AR Facility, LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (except as permitted under its existing equity compensation plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or contemplated in each of the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(u) Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any licenses, certificates, permits and other authorizations which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(v) The CPUC has authorized the issuance and sale by the Company of the Securities, and such authorization is in full force and effect and sufficient for the issuance and sale of the Securities to the Underwriters.

(w) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement or the Indenture, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus and the consummation of any other of the transactions contemplated herein or the performance by the Company of any of its obligations set forth herein, except (i) such as have been obtained from the CPUC; (ii) such filings and recordings with governmental or regulatory authorities or agencies as may be required to perfect security interests under the Indenture; (iii) such as have been obtained, under the Act, the Trust Indenture Act and the rules and interpretations of the Commission thereunder or otherwise; and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

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(x) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(y) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and of the Public Company Accounting Oversight Board.

(z) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(aa) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(dd) To the Company’s knowledge, none of the Company, any of its subsidiaries, or any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not use the proceeds from the sale of the Securities, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC.

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(ee) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) (i) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there has been no security breach, disclosure or outage of, or unauthorized access to, the Company’s or its subsidiaries’ information technology or computer systems, networks, hardware, software, websites or applications, personally identifiable or confidential data or databases thereof (including all personally identifiable or confidential data of their respective customers, employees, suppliers, and vendors, and any third party personally identifiable or confidential data, in each case that is maintained, processed or stored by the Company and its subsidiaries, and any such personally identifiable or confidential data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries are aware or have been notified of any security breach, disclosure or outage of, or unauthorized access to, their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology designed to maintain and protect the confidentiality, integrity, operation, redundancy and security of their IT Systems and Data that are reasonably consistent with generally accepted industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach, disclosure, outage, or unauthorized access as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(hh) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the negotiation, documentation and execution of the offering of the Securities pursuant to this Agreement.

(ii) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have timely paid all taxes required to be paid (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except with respect to taxes currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(jj) The Company has good and valid title to all real property and all personal property subject to the lien of the Indenture, in each case free and clear of all liens, encumbrances, equities or claims (i) except for such liens, encumbrances, equities or claims as are described in the Registration Statement, the Disclosure Package and the Final Prospectus and are permitted by the Indenture and (ii) except for such defects in title as are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company or materially impair the liens of the Indenture or have a material adverse effect on (x) the condition (financial or other), results of operations or business of the Company or (y) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture or the Securities.

(kk) The Base Indenture was effective to create, as of July 1, 2020 in favor of the Trustee, for the benefit of itself and the holders of the Bonds, a legal, valid and enforceable lien on and security interest in all of the Company’s right, title and interest in and to the Mortgaged Property (as such term is defined in the Indenture) described in the instruments recorded as provided in Schedule IV-2; and when such Base Indenture and memoranda of indenture supplements were filed or recorded in the proper real estate filing or recording offices as provided in Schedule IV-2, and all relevant mortgage taxes and recording charges were duly paid, such lien was perfected in favor of the Trustee (for the benefit of the Secured Parties) in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (as such term is defined in the Indenture). The Thirty-Fourth Supplemental Indenture will be effective to create, as of the Closing Date, in favor of the Trustee, for the benefit of itself and the holders of the Securities and the other Bonds a legal, valid and enforceable lien on and security interest in all of the Company’s right, title and interest in and to the Mortgaged Property (as such term is defined in the Base Indenture) described in the Thirty-Fourth Supplemental Indenture; and when on or following the Closing Date such Thirty-Fourth Supplemental Indenture (or memorandum thereof) is filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Trustee (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title, and interest of the Company in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (as such term is defined in the Indenture).

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(ll) Other than the financing statements filed and the Base Indenture and memoranda of indenture supplements recorded on or following June 19, 2020 in favor of the Trustee (which financing statements are identified on Schedule IV-1 hereto and the recording information for the Base Indenture and memoranda of indenture supplements is identified on Schedule IV-2 hereto), no effective mortgage, financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the property subject to the liens of the Indenture is on file in any filing or recording office except for financing statements filed in connection with Permitted Liens (as defined in the Indenture).

(mm) [Reserved].

(nn) The Company carries, or is covered by, insurance or self-insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company (i) has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that is not reasonably likely to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company (i) at a purchase price of 99.210% of the principal amount thereof, plus accrued interest, if any, from June 3, 2026 to the Closing Date hereunder, the principal amount of the 2031 Mortgage Bonds set forth opposite the name of such Underwriter in Schedule I, (ii) at a purchase price of 99.136% of the principal amount thereof, plus accrued interest, if any, from June 3, 2026 to the Closing Date hereunder, the principal amount of the 2036 Mortgage Bonds set forth opposite the name of such Underwriter in Schedule I and (iii) at a purchase price of 98.762% of the principal amount thereof, plus accrued interest, if any, from June 3, 2026 to the Closing Date hereunder, the principal amount of the 2056 Mortgage Bonds set forth opposite the name of such Underwriter in Schedule I.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m. (New York City time) at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 on June 3, 2026, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price for the Securities, plus accrued interest, if any, by wire transfer to the account or accounts specified by the Company, in immediately available funds. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

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4. Offering by Underwriters. It is understood that the several Underwriters propose to, and they hereby represent that they will, offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use, any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or the institution or threatening of any proceeding for the purpose of suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent (i) the issuance of such stop order or other order referred to in the preceding sentence, or (ii) the occurrence of (A) any suspension of the effectiveness, or objection to the use, of the Registration Statement or (B) any prevention or suspension of the use of the preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company shall prepare a final term sheet for the Securities, containing solely descriptions of the respective final terms and offering of the Securities, in the form approved by you and attached as Schedule II hereto, and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

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(d) If, at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the distribution of the Securities, any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, Disclosure Package or the Final Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement such Issuer Free Writing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(g) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

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(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectuses containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto, or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto or term sheet, substantially in the form of Schedule II hereto, and any Road Show. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or the offering or (ii) information permitted by Rule 134. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping and that it will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that such Underwriter would not otherwise have been required to so file.

(j) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(k) During the period from the date of this Agreement through the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company), directly or indirectly, or confidentially submit or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction; provided that the prior written consent of the Representatives shall not be required for issuances of commercial paper or other debt securities with scheduled maturities of less than one year.

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, and any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum (the cost of such memorandum not to exceed $15,000) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the costs and expenses of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the offering of the Securities; (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the transactions contemplated hereby; (ix) all fees and expenses associated with the grant or perfection of the security interests and liens to be obtained pursuant to the Indenture, including, without limitation, the preparation of the Indenture and the other documents required thereunder in connection therewith (other than the fees and expenses of counsel for the Underwriters related thereto); (x) the recording of the Base Indenture and any supplemental indenture in the real estate mortgage records in the applicable county recording offices of the State of California; (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(n) As of the Closing Date, the Company shall have good and valid title to, or valid leasehold interests in, all real property and all personal property subject to the liens of the Indenture, in each case free and clear of all liens, encumbrances, equities or claims (i) except for such liens, encumbrances, equities or claims as are described in the Disclosure Package and the Prospectus or are permitted by the Indenture and (ii) except for such defects in title as are not reasonably likely to, individually or in the aggregate, materially interfere with the use made or to be made of such property by the Company, materially impair the liens of the Indenture or have a material adverse effect on (x) the condition (financial or other), results of operations or business of the Company or (y) the authority or the ability of the Company to enter into or perform its obligations under this Agreement, the Indenture or the Securities.

(o) Promptly following the Closing Date, the Company shall cause the Thirty-Fourth Supplemental Indenture and other supplemental indentures (or notices, memoranda or financing statements or amendments thereto as may be recorded or filed to place third parties on notice thereof) to be recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order to fully preserve and protect the security of the holders of the Securities and the other Bonds.

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6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Representatives shall have received from Hunton Andrews Kurth LLP, counsel for the Company, their written opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from the General Counsel of the Company a written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Treasurer and by the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each Road Show used in connection with the offering of the Securities, and this Agreement and that:

i. the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

ii. no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

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iii. since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g) The Company shall have executed and delivered the Thirty-Fourth Supplemental Indenture, in form and substance satisfactory to the Representatives.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of PG&E Corporation’s or the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to or on the Closing Date, the Company shall have furnished to the Representatives (i) a true and correct copy of the Expert’s Certificate described in Section 5.02(b)(ii) of the Base Indenture, any Independent Expert’s Certificate delivered pursuant to Section 5.02(b)(iii) of the Base Indenture, and any Opinion of Counsel delivered pursuant to Section 5.02(b)(iv) of the Base Indenture and (ii) evidence that the other conditions precedent to the issuance of the Securities set forth in Section 5.02 and Section 5.03 of the Base Indenture have been satisfied, including, without limitation that prior to the issuance of the Securities, the Property Additions used as the basis for issuance of the Securities constitute Unfunded Property and the aggregate maximum principal amount of the Securities do not exceed seventy percent (70%) of the Adjusted Property Additions Basis of such Property Additions.

(k) Prior to or on the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

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If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered by physical or electronic means to the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any subsequent amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any Road Show, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) under the heading “Underwriting (Conflicts of Interest),” (A) the sentences related to concessions and reallowances and (B) the paragraph related to short sales, stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Road Show.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party will be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is not permitted by applicable law or unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder as set forth on the cover page of the Final Prospectus exceeds (y) the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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9. Default by an Underwriter. If, on the Closing Date, any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment: (a) (i) trading in the common stock of PG&E Corporation shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in any series of the preferred stock of the Company shall have been suspended by the Commission or the NYSE American LLC, (iii) (A) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (B) minimum prices shall have been established on either of such exchanges, or (C) there shall have been a material disruption in the clearance or settlement of securities generally on either of such exchanges which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto), (b) a banking moratorium shall have been declared either by Federal, California or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto) or (d) there shall have been such a material adverse change in general economic, political or financial conditions or the financial markets in the United States which makes it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to each of:

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•	BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk, Email: DL.US.Syndicate.Support@us.bnpparibas.com;

•	Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469;

•	MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Fax: (646) 434-3455; and

•	RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, Tel: (212) 618-7706, Email: TMGUS@rbccm.com.

•

If sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (Fax: (510) 898-9696) and confirmed to the Company’s General Counsel, PG&E Corporation, at 300 Lakeside Drive, Oakland, California 94612, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’

21

investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement or any document to be signed in connection with this Agreement may be executed in one or more counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Base Indenture. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

22

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any Issuer Free Writing Prospectus identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto, became or becomes effective and, if later, the date the annual report of the last completed fiscal year of the Company on Form 10-K was so filed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:55 p.m. New York City time on June 1, 2026, which is the time of the first contract of sale of the Securities.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Ineligible Issuer” shall mean an ineligible issuer, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Road Show” shall mean a road show, as defined in Rule 433(h)(4) under the Act, together with any communication that is provided or transmitted simultaneously with such road show in a manner designed to make such communication available as part of such road show.

“Rule 134,” “Rule 144A,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B”, “Rule 433” and “Rule 501” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

22. Recognition of the U.S. Special Resolution Regimes.

23

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Vice President, Internal Audit and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pasquale A. Perraglia
Name: Pasquale A. Perraglia
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MUFG SECURITIES AMERICAS INC.

By:	/s/ Lee Schreibstein
Name: Lee Schreibstein
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

RBC CAPITAL MARKETS, LLC

By:	/s/ John M. Sconzo
Name: John M. Sconzo
Title: Managing Director

For itself and as a Representative of the other several Underwriters named herein.

SCHEDULE I

Name of Underwriter	Principal Amount of 5.050% First Mortgage Bonds due 2031	Principal Amount of 5.600% First Mortgage Bonds due 2036	Principal Amount of 6.300% First Mortgage Bonds due 2056
BNP Paribas Securities Corp.	$128,000,000	$128,000,000	$96,000,000
Citigroup Global Markets Inc.	128,000,000	128,000,000	96,000,000
MUFG Securities Americas Inc.	128,000,000	128,000,000	96,000,000
RBC Capital Markets, LLC	128,000,000	128,000,000	96,000,000
Credit Agricole Securities (USA) Inc.	64,000,000	64,000,000	48,000,000
Mizuho Securities USA LLC	64,000,000	64,000,000	48,000,000
Truist Securities, Inc.	64,000,000	64,000,000	48,000,000
BNY Mellon Capital Markets, LLC	32,000,000	32,000,000	24,000,000
Loop Capital Markets LLC	32,000,000	32,000,000	24,000,000
AmeriVet Securities, Inc.	8,000,000	8,000,000	6,000,000
Bancroft Capital, LLC	8,000,000	8,000,000	6,000,000
MFR Securities, Inc.	8,000,000	8,000,000	6,000,000
Penserra Securities LLC	8,000,000	8,000,000	6,000,000

Total:	$800,000,000	$800,000,000	$600,000,000

I-1

SCHEDULE II

Issuer Free Writing Prospectus dated June 1, 2026

Filed Pursuant to Rule 433

Registration No. 333-277286-01

(Supplementing the Preliminary Prospectus Supplement

dated June 1, 2026 to the Prospectus dated February 22, 2024)

Pacific Gas and Electric Company

PRICING TERM SHEET

$800,000,000 5.050% First Mortgage Bonds due 2031 (the “2031 Mortgage Bonds”)

$800,000,000 5.600% First Mortgage Bonds due 2036 (the “2036 Mortgage Bonds”)

$600,000,000 6.300% First Mortgage Bonds due 2056 (the “2056 Mortgage Bonds”)

(all together, the “Mortgage Bonds”)

The information in this pricing term sheet relates to Pacific Gas and Electric Company’s offering of the Mortgage Bonds listed above and should be read together with the preliminary prospectus supplement dated June 1, 2026 (the “Preliminary Prospectus Supplement”) relating to such offering and the accompanying prospectus dated February 22, 2024, including the documents incorporated by reference therein, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included in the Registration Statement No. 333-277286-01 (as supplemented by such Preliminary Prospectus Supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Other information (including financial information) presented or incorporated by reference in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

Capitalized terms not defined herein are defined as such in the Preliminary Prospectus.

Issuer:	Pacific Gas and Electric Company (the “Company”)

Anticipated Ratings (Moody’s/S&P/Fitch)*:	[Intentionally Omitted]

Trade Date:	June 1, 2026

Settlement Date**:	June 3, 2026 (T+2)

Proceeds to the Company:	Approximately $2,179,340,000 (after deducting the underwriting discounts, but before deducting estimated offering expenses payable by the Company).

Use of Proceeds:	The Company expects to use the net proceeds from the offering to repay short-term debt, including borrowings outstanding under its revolving credit facility, and for general corporate purposes. BNP Paribas Securities Corp.

II-3

Joint Book-Running Managers:	Citigroup Global Markets Inc. MUFG Securities Americas Inc. RBC Capital Markets, LLC Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC Truist Securities, Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC Loop Capital Markets LLC AmeriVet Securities, Inc. Bancroft Capital, LLC MFR Securities, Inc. Penserra Securities LLC

Aggregate Principal Amount Offered:	2031 Mortgage Bonds: $800,000,000 2036 Mortgage Bonds: $800,000,000 2056 Mortgage Bonds: $600,000,000

Issue Price:

2031 Mortgage Bonds: 99.810% of the principal amount, plus accrued interest, if any, from June 3, 2026

2036 Mortgage Bonds: 99.786% of the principal amount, plus accrued interest, if any, from June 3, 2026

2056 Mortgage Bonds: 99.637% of the principal amount, plus accrued interest, if any, from June 3, 2026

Maturity Date:	2031 Mortgage Bonds: November 15, 2031 2036 Mortgage Bonds: August 15, 2036 2056 Mortgage Bonds: August 15, 2056

Interest:	2031 Mortgage Bonds: 5.050% per annum 2036 Mortgage Bonds: 5.600% per annum 2056 Mortgage Bonds: 6.300% per annum

Interest Payment Dates:

2031 Mortgage Bonds: Payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2026

2036 Mortgage Bonds: Payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2026

2056 Mortgage Bonds: Payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2026

Regular Record Dates:

With respect to the 2031 Mortgage Bonds, the close of business on (i) the business day immediately preceding such interest payment date so long as all of the 2031 Mortgage Bonds remain in book-entry only form or (ii) the May 1 and November 1 immediately preceding such interest payment date (whether or not a business day) if any of the 2031 Mortgage Bonds do not remain in book-entry only form.

With respect to the 2036 Mortgage Bonds, the close of business on (i) the business day immediately preceding such interest payment date so long as all of the 2036 Mortgage Bonds remain in book-entry only form or (ii) the February 1 and August 1 immediately preceding such interest payment date (whether or not a business day) if any of the 2036 Mortgage Bonds do not remain in book-entry only form.

II-4

With respect to the 2056 Mortgage Bonds, the close of business on (i) the business day immediately preceding such interest payment date so long as all of the 2056 Mortgage Bonds remain in book-entry only form or (ii) the February 1 and August 1 immediately preceding such interest payment date (whether or not a business day) if any of the 2056 Mortgage Bonds do not remain in book-entry only form.

Benchmark Treasury:	2031 Mortgage Bonds: 4.125% due May 31, 2031 2036 Mortgage Bonds: 4.375% due May 15, 2036 2056 Mortgage Bonds: 4.750% due February 15, 2056

Benchmark Treasury Price:	2031 Mortgage Bonds: 99-22+ 2036 Mortgage Bonds: 99-05+ 2056 Mortgage Bonds: 96-05+

Benchmark Treasury Yield:	2031 Mortgage Bonds: 4.191% 2036 Mortgage Bonds: 4.479% 2056 Mortgage Bonds: 4.998%

Spread to Benchmark Treasury:	2031 Mortgage Bonds: +90 basis points 2036 Mortgage Bonds: +115 basis points 2056 Mortgage Bonds: +133 basis points

Re-Offer Yield:	2031 Mortgage Bonds: 5.091% 2036 Mortgage Bonds: 5.629% 2056 Mortgage Bonds: 6.328%

Optional Redemption:

Prior to (i) in the case of the 2031 Mortgage Bonds, October 15, 2031 (one month prior to the maturity date of the 2031 Mortgage Bonds), (ii) in the case of the 2036 Mortgage Bonds, May 15, 2036 (three months prior to the maturity date of the 2036 Mortgage Bonds) and, (iii) in the case of the 2056 Mortgage Bonds, February 15 2056 (six months prior to the maturity date of the 2056 Mortgage Bonds) (the applicable date with respect to the 2031 Mortgage Bonds, 2036 Mortgage Bonds and the 2056 Mortgage Bonds, each a “Par Call Date”), the Company may redeem the 2031 Mortgage Bonds, the 2036 Mortgage Bonds and/or the 2056 Mortgage Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Mortgage Bonds matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2031 Mortgage Bonds, 20 basis points in the case of the 2036 Mortgage Bonds and 20 basis points in the case of the 2056 Mortgage Bonds, each less (b) interest accrued to, but excluding, the date of redemption; and

(2) 100% of the principal amount of the Mortgage Bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

II-4

On or after the applicable Par Call Date, the Company may redeem the Mortgage Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Mortgage Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

CUSIP / ISIN:	2031 Mortgage Bonds: 694308LC9 / US694308LC93 2036 Mortgage Bonds: 694308LD7 / US694308LD76 2056 Mortgage Bonds: 694308LE5 / US694308LE59

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Note: It is expected that delivery of the Mortgage Bonds will be made against payment for the Mortgage Bonds on or about June 3, 2026, which is the second business day following the date hereof (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Mortgage Bonds on the date hereof will be required, by virtue of the fact that the mortgage bonds initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Mortgage Bonds who wish to trade the Mortgage Bonds during the period described above should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting each of: BNP Paribas Securities Corp. at 1-800-854-5674, Citigroup Global Markets Inc. at 1-800-831-9146, MUFG Securities Americas Inc. at 1-877-649-6848 or RBC Capital Markets, LLC at 1-866-375-6829.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

II-4

SCHEDULE III

1. Schedule of Free Writing Prospectuses included in the Disclosure Package:

(a) Pricing Term Sheet included as Schedule II hereto

III-1

SCHEDULE IV-1

1.	A UCC-1 financing statement naming the Company as debtor and the Trustee as a secured party and describing the Mortgaged Property as collateral, filed with the California Secretary of State.

2.

A UCC-1 financing statement naming the Company as debtor and the Trustee as a secured party and describing the Mortgaged Property, that is, or is to become Fixtures, as collateral, filed with the California Secretary of State.

3.

A UCC-3 financing statement amendment naming the Company as debtor and the Trustee as secured party and restating the description of the Mortgaged Property, filed with the California Secretary of State.

4.	A UCC-3 financing statement amendment naming the Company as debtor and the Trustee as secured party and describing certain Excepted Property, filed with the California Secretary of State.

IV-1

SCHEDULE IV-2

MORTGAGE INDENTURE RECORDING INFORMATION

The Mortgage Indenture was initially recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column A below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of August 12, 2020 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column B below.

Certain parcels of real property located in certain counties have been released from the lien of the Mortgage Indenture, as set forth in the 2020 Partial Release (as defined below). To the extent applicable, the Certificate of Partial Release of Lien, dated as of December 15, 2020 (the “2020 Partial Release”) was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column C below.

The Seventh Supplemental Indenture, dated as of November 16, 2020 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column D below.

The Eighth Supplemental Indenture, dated as of March 11, 2021 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column E below.

Certain parcels of real property located in certain counties have been released from the lien of the Mortgage Indenture, as set forth in the 2021 Partial Release (as defined below). To the extent applicable, the Certificate of Partial Release of Lien, dated as of September 9, 2021 (the “2021 Partial Release”) was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column F below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of August 31, 2021 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column G below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of January 7, 2022 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column H below.

Certain parcels of real property located in certain counties have been released from the lien of the Mortgage Indenture, as set forth in the 2022-A Partial Release (as defined below). To the extent applicable, the Certificate of Partial Release of Lien, dated as of March 31, 2022 (the “2022-A Partial Release”) was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column I below.

IV-2-1

The Memorandum of Supplemental First Mortgage Indentures, dated as of May 13, 2022 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column J below.

The Sixteenth Supplemental Indenture, dated as of June 8, 2022 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column K below.

Certain parcels of real property located in certain counties have been released from the lien of the Mortgage Indenture, as set forth in the 2022-B Partial Release (as defined below). To the extent applicable, the Certificate of Partial Release of Lien, dated as of August 12, 2022 (the “2022-B Partial Release”) was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column L below.

The Seventeenth Supplemental Indenture, dated as of October 4, 2022 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column M below.

The Eighteenth Supplemental Indenture, dated as of January 6, 2023 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column N below.

The Nineteenth Supplemental Indenture, dated as of March 30, 2023 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column O below.

The Twentieth Supplemental Indenture, dated as of June 5, 2023 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column P below.

Certain parcels of real property located in certain counties have been released from the lien of the Mortgage Indenture, as set forth in the 2023 Partial Release (as defined below). To the extent applicable, the Certificate of Partial Release of Lien, dated as of December 15, 2023 (the “2023 Partial Release”) was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column Q below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of December 29, 2023 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column R below.

The Twenty-Fourth Supplemental Indenture, dated as of February 28, 2024 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column S below.

IV-2-2

The Twenty-Fifth Supplemental Indenture, dated as of September 5, 2024 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column T below.

The Twenty-Sixth Supplemental Indenture, dated as of January 17, 2025 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column U below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of March 4, 2025 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column V below.

The Twenty-Ninth Supplemental Indenture, dated as of June 4, 2025 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column W below.

The Memorandum of Supplemental First Mortgage Indentures, dated as of October 2, 2025 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column X below.

The Thirty-Second Supplemental Indenture, dated as of November 14, 2025 was recorded in the Official Records of the County on the applicable recording dates and at the applicable instrument numbers set forth in column Y below.

	A	B	C	D
County	Recording Date & Instrument Number (Indenture of Mortgage, dated as of June 19, 2020)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 12, 2020)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2020)	Recording Date & Instrument Number (Seventh Supplemental Indenture, dated as of November 16, 2020)

Alameda	Date: 7/8/2020 Instrument: 2020159002	Date: 8/19/2020 Instrument: 2020203390	—	Date: 3/8/2021 Instrument: 2021094794

Alpine	Date: 7/8/2020 Instrument: Ins.000313	Date: 8/21/2020 Instrument: 2020000409	—	Date: 2/26/2021 Instrument: 2021-000224

Amador	Date: 7/7/2020 Instrument: 2020-0005302	Date: 8/19/2020 Instrument: 2020-0006984-00	—	Date: 3/8/2021 Instrument: 20210002728

Butte	Date: 7/7/2020 Instrument: 2020-0026656	Date: 8/19/2020 Instrument: 2020-0033263	—	Date: 2/24/2021 Instrument: 2021-0008993

Calaveras	Date: 7/7/2020 Instrument: 2020-008603	Date: 8/19/2020 Instrument: 2020-011334	—	Date: 2/24/2021 Instrument: 2021-003707

IV-2-3

	A	B	C	D
County	Recording Date & Instrument Number (Indenture of Mortgage, dated as of June 19, 2020)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 12, 2020)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2020)	Recording Date & Instrument Number (Seventh Supplemental Indenture, dated as of November 16, 2020)

Colusa	Date: 7/13/2020 Instrument: 2020-0002012	Date: 8/19/2020 Instrument: 2020-0002404	—	Date: 2/25/2021 Instrument: 2021-0000922

Contra Costa	Date: 7/10/2020 Instrument: 2020-0137967-00	Date: 8/24/2020 Instrument: 2020-0179597	—	Date: 3/8/2021 Instrument: 2021-0068856

El Dorado	Date: 7/7/2020 Instrument: 2020-0033173-00	Date: 8/19/2020 Instrument: 2020-0042892-00	—	Date: 3/4/2021 Instrument: 2021-0014976

Fresno	Date: 7/7/2020 Instrument: 2020-0084490	Date: 8/20/2020 Instrument: 2020-0108156	—	Date: 2/24/2021 Instrument: 2021-0031297

Glenn	Date: 7/8/2020 Instrument: 2020-2622	Date: 8/25/2020 Instrument: 2020-3320	—	Date: 2/25/2021 Instrument: 2021-0901

Humboldt	Date: 7/14/2020 Instrument: 2020-011590	Date: 8/24/2020 Instrument: 2020-014544	—	Date: 3/5/2021 Instrument: 2021005120

Kern	Date: 7/7/2020 Instrument: 220088046	Date: 8/19/2020 Instrument: 220113312	Date: 12/29/2020 Instrument: 220202055	Date: 2/24/2021 Instrument: 221034332

Kings	Date: 7/7/2020 Instrument: 2011843	Date: 8/21/2020 Instrument: 2015093	—	Date: 2/24/2021 Instrument: 2104019

Lake	Date: 7/7/2020 Instrument: 2020008082	Date: 8/19/2020 Instrument: 2020010193	—	Date: 2/24/2021 Instrument: 2021003293

Lassen	Date: 7/8/2020 Instrument: 2020-02654	Date: 8/20/2020 Instrument: 2020-03389	—	Date: 2/25/2021 Instrument: 2021-00982

Madera	Date: 7/7/2020 Instrument: 2020015446	Date: 8/19/2020 Instrument: 2020019584	—	Date: 3/9/2021 Instrument: 2021007361

Marin	Date: 7/7/2020 Instrument: 2020-0028741	Date: 8/19/2020 Instrument: 2020-0037600	—	Date: 2/24/2021 Instrument: 2021-0013112

Mariposa	Date: 7/7/2020 Instrument: 20202190	Date: 8/20/2020 Instrument: 20202821	—	Date: 3/4/2021 Instrument: 20211080

Mendocino	Date: 7/7/2020 Instrument: 202007917	Date: 8/19/2020 Instrument: 2020-10112	—	Date: 2/24/2021 Instrument: 2021-02892

Merced	Date: 7/7/2020 Instrument: 2020022266	Date: 8/19/2020 Instrument: 2020028493	—	Date: 2/24/2021 Instrument: 2021008602

Modoc	Date: 7/7/2020 Instrument: 20200001804	Date: 8/19/2020 Instrument: 20200002135	—	Date: 2/24/2021 Instrument: 20210000422

Monterey	Date: 7/7/2020 Instrument: 2020032685	Date: 8/19/2020 Instrument: 2020042185	—	Date: 2/24/2021 Instrument: 2021014097

Napa	Date: 7/7/2020 Instrument: 2020-0016006	Date: 8/20/2020 Instrument: 2020-0020526	—	Date: 3/4/2021 Instrument: 2021-0008728

IV-2-4

	A	B	C	D
County	Recording Date & Instrument Number (Indenture of Mortgage, dated as of June 19, 2020)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 12, 2020)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2020)	Recording Date & Instrument Number (Seventh Supplemental Indenture, dated as of November 16, 2020)

Nevada	Date: 7/7/2020 Instrument: 20200015164	Date: 8/25/2020 Instrument: 20200020840	—	Date: 3/4/2021 Instrument: 20210007838

Placer	Date: 7/7/2020 Instrument: 2020-0067740	Date: 8/19/2020 Instrument: 2020-0087937-00	—	Date: 2/24/2021 Instrument: 2021-0026083-00

Plumas	Date: 7/9/2020 Instrument: 2020-0003422	Date: 8/20/2020 Instrument: 2020-0004742	—	Date: 3/11/2021 Instrument: 2021-0001758

Sacramento	Date: 7/7/2020 Instrument: Ins-202007071055	Date: 8/19/2020 Instrument: 202008190892	—	Date: 2/24/2021 Instrument: 202102241076

San Benito	Date: 7/7/2020 Instrument: 2020-0007874	Date: 8/19/2020 Instrument: 2020-0010072	—	Date: 3/4/2021 Instrument: 2021-0003400

San Bernardino	Date: 7/7/2020 Instrument: 2020-0226134	Date: 8/19/2020 Instrument: 2020-0294961	—	Date: 2/24/2021 Instrument: 2021-0087782

San Francisco	Date: 7/7/2020 Instrument: 2020-K949017-00	Date: 8/19/2020 Instrument: 2020006126	—	Date: 2/24/2021 Instrument: 2021036477

San Joaquin	Date: 7/7/2020 Instrument: 2020-080390	Date: 8/19/2020 Instrument: 2020-103840	—	Date: 2/24/2021 Instrument: 2021-033997

San Luis Obispo	Date: 7/7/2020 Instrument: 2020033897	Date: 8/19/2020 Instrument: 2020043805	Date: 3/5/2021 Instrument: 2021017044	Date: 3/8/2021 Instrument: 2021017458

San Mateo	Date: 7/7/2020 Instrument: 2020064008	Date: 8/21/2020 Instrument: 2020-084135	—	Date: 2/24/2021 Instrument: 2021-030961

Santa Barbara	Date: 7/13/2020 Instrument: 2020-0034969	Date: 8/19/2020 Instrument: 2020-0043690	—	Date: 2/24/2021 Instrument: 2021-0014736

Santa Clara	Date: 7/7/2020 Instrument: 24528422	Date: 8/19/2020 Instrument: 24580344	—	Date: 2/24/2021 Instrument: 24845255

Santa Cruz	Date: 7/7/2020 Instrument: 2020-0024403	Date: 8/19/2020 Instrument: 2020-0031634	—	Date: 2/24/2021 Instrument: 2021-0011369

Shasta	Date: 7/7/2020 Instrument: 2020-0021039	Date: 8/19/2020 Instrument: 2020-0027008	Date: 12/29/2020 Instrument: 2020-0047326	Date: 2/24/2021 Instrument: 2021-0007584

Sierra	Date: 7/9/2020 Instrument: 2020171226	Date: 8/20/2020 Instrument: 2020171540	—	Date: 2/25/2021 Instrument: 2020172589

Solano	Date: 7/7/2020 Instrument: Ins-202000054277	Date: 8/19/2020 Instrument: 202000069597	—	Date: 2/24/2021 Instrument: 202100021149

Sonoma	Date: 7/9/2020 Instrument: 2020055917	Date: 8/19/2020 Instrument: 2020070874	—	Date: 2/24/2021 Instrument: 2021021837

IV-2-5

	A	B	C	D
County	Recording Date & Instrument Number (Indenture of Mortgage, dated as of June 19, 2020)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 12, 2020)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2020)	Recording Date & Instrument Number (Seventh Supplemental Indenture, dated as of November 16, 2020)

Stanislaus	Date: 7/8/2020 Instrument: 2020-0047771	Date: 8/19/2020 Instrument: 2020-0061515-00	—	Date: 2/24/2021 Instrument: 2021-0017942-00

Sutter	Date: 7/8/2020 Instrument: 2020-0009800	Date: 8/19/2020 Instrument: 2020-0012784	—	Date: 2/24/2021 Instrument: 20210003735

Tehama	Date: 7/7/2020 Instrument: 2020007674	Date: 8/19/2020 Instrument: 2020009820	—	Date: 2/24/2021 Instrument: 2021002378

Trinity	Date: 7/8/2020 Instrument: 202002224	Date: 8/20/2020 Instrument: 202002748	—	Date: 2/25/2021 Instrument: 202100581

Tulare	Date: 7/7/2020 Instrument: 2020-0039416	Date: 8/26/2020 Instrument: 2020-0049011	—	Date: 3/2/2021 Instrument: 2021-0015218

Tuolumne	Date: 7/7/2020 Instrument: 2020007628	Date: 8/19/2020 Instrument: 2020009759	—	Date: 3/2/2021 Instrument: 2021003503

Yolo	Date: 7/8/2020 Instrument: 2020-0020467	Date: 8/19/2020 Instrument: 2020-0026550	Date: 3/8/2021 Instrument: 2021-0009288	Date: 3/8/2021 Instrument: 2021-0009289

Yuba	Date: 7/8/2020 Instrument: 2020-010218	Date: 8/19/2020 Instrument: 2020-012939	—	Date: 2/24/2021 Instrument: 2021-003119

	E	F	G	H	I
County	Recording Date & Instrument Number (Eighth Supplemental Indenture, dated as of March 11, 2021)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of September 9, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 31, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of January 7, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of March 31, 2022)

Alameda	Date: 06/15/2021 Instrument: 2021215933	—	Date: 09/14/2021 Instrument: 2021309420	Date: 01/26/2022 Instrument: 2022017249	—

Alpine	Date: 06/16/2021 Instrument: 2021000559	—	Date: 09/14/2021 Instrument: 2021-000769	Date: 01/24/2022 Instrument: 2022000031	—

Amador	Date: 06/15/2021 Instrument: 2021-0007084	—	Date: 09/15/2021 Instrument: 2021-0010656	Date: 01/25/2022 Instrument: 2022-0000724	—

Butte	Date: 06/17/2021 Instrument: 2021-0027732	—	Date: 09/10/2021 Instrument: 2021-0040855	Date: 01/21/2022 Instrument: 2022-0002347	—

IV-2-6

	E	F	G	H	I
County	Recording Date & Instrument Number (Eighth Supplemental Indenture, dated as of March 11, 2021)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of September 9, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 31, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of January 7, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of March 31, 2022)

Calaveras	Date: 06/15/2021 Instrument: 2021-011005	—	Date: 09/16/2021 Instrument: 2021-016140	Date: 01/21/2022 Instrument: 2022-001421	—

Colusa	Date: 06/17/2021 Instrument: 2021-0002508	—	Date: 09/14/2021 Instrument: 2021-0003762	Date: 01/24/2022 Instrument: 2022-0000404	—

Contra Costa	Date: 06/15/2021 Instrument: 2021-0172986	Date: 09/13/2021 Instrument: 2021-0254505	Date: 09/22/2021 Instrument: 2021-0263934	Date: 01/21/2022 Instrument: 2022-0013443

El Dorado	Date: 06/15/2021 Instrument: 2021-0039831	—	Date: 09/13/2021 Instrument: 2021-0058502	Date: 01/21/2022 Instrument: 2022-0003838	—

Fresno	Date: 06/15/2021 Instrument: 2021-0097447	—	Date: 09/13/2021 Instrument: 2021-0148962	Date: 01/24/2022 Instrument: 2022-0009356	Date: 04/06/2022 Instrument: 2022-0044515

Glenn	Date: 06/23/2021 Instrument: 2021-2872	—	Date: 09/10/2021 Instrument: 2021-4123	Date: 01/24/2022 Instrument: 2022-0307	—

Humboldt	Date: 06/24/2021 Instrument: 2021-014188	—	Date: 09/15/2021 Instrument: 2021-020689	Date: 01/25/2022 Instrument: 2022-001615	—

Kern	Date: 06/15/2021 Instrument: 221112026	—	Date: 09/14/2021 Instrument: 221174492	Date: 01/21/2022 Instrument: 222010906	—

Kings	Date: 06/15/2021 Instrument: 2113322	—	Date: 09/17/2021 Instrument: 2120473	Date: 02/01/2022 Instrument: 2202147	—

Lake	Date: 06/16/2021 Instrument: 2021010225	—	Date: 09/13/2021 Instrument: 2021-015134	Date: 02/02/2022 Instrument: 2022001154	—

Lassen	Date: 06/18/2021 Instrument: 2021-03286	—	Date: 09/13/2021 Instrument: 2021-04857	Date: 01/24/2022 Instrument: 2022-00332	—

Madera	Date: 06/15/2021 Instrument: 2021019093	—	Date: 09/10/2021 Instrument: 2021028583	Date: 01/21/2022 Instrument: 2022001843	—

Marin	Date: 06/15/2021 Instrument: 2021-0039212	—	Date: 09/10/2021 Instrument: 2021-0056705	Date: 01/21/2022 Instrument: 2022-0002727	Date: 04/06/2022 Instrument: 2022-0014733

Mariposa	Date: 06/15/2021 Instrument: 20212780	—	Date: 09/23/2021 Instrument: 20214302	Date: 02/01/2022 Instrument: 20220454	—

Mendocino	Date: 06/16/2021 Instrument: 2021-09192	—	Date: 09/17/2021 Instrument: 2021-14137	Date: 01/25/2022 Instrument: 2022-01242	—

IV-2-7

	E	F	G	H	I
County	Recording Date & Instrument Number (Eighth Supplemental Indenture, dated as of March 11, 2021)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of September 9, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 31, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of January 7, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of March 31, 2022)

Merced	Date: 06/15/2021 Instrument: 2021026546	—	Date: 09/13/2021 Instrument: 2021040766	Date: 01/21/2022 Instrument: 2022003686	—

Modoc	Date: 06/15/2021 Instrument: 20210001695	—	Date: 09/10/2021 Instrument: 20210002777	Date: 01/21/2022 Instrument: 20220000144	—

Monterey	Date: 06/17/2021 Instrument: 2021042424	—	Date: 09/13/2021 Instrument: 2021061137	Date: 01/24/2022 Instrument: 2022003479	—

Napa	Date: 06/15/2021 Instrument: 2021-0020222	—	Date: 09/13/2021 Instrument: 2021-0029107	Date: 01/25/2022 Instrument: 2022-0001607	—

Nevada	Date: 06/15/2021 Instrument: 20210020480	—	Date: 09/13/2021 Instrument: 20210030075	Date: 01/27/22 Instrument: 20220002043	Date: 03/31/2022 Instrument: 20220007109

Placer	Date: 06/15/2021 Instrument: 2021-0077769-00	—	Date: 09/10/2021 Instrument: 2021-0114356-00	Date: 01/25/2022 Instrument: 2022-0007227-00	Date: 03/31/2022 Instrument: 2022-0027849-00

Plumas	Date: 06/18/2021 Instrument: 2021-4121	Date: 09/21/2021 Instrument: 2021-0006513	Date: 09/24/2021 Instrument: 2021-0006605	Date: 01/24/2022 Instrument: 2022-0000507	—

Sacramento	Date: 06/18/2021 Instrument: 202106180534	—	Date: 09/13/2021 Instrument: 202109130797	Date: 01/21/2022 Instrument: 202201211306	—

San Benito	Date: 06/23/2021 Instrument: 2021-0009669	—	Date: 09/20/2021 Instrument: 2021-0014111	Date: 01/21/2022 Instrument: 2022-0000812	—

San Bernardino	Date: 06/15/2021 Instrument: 2021-0270300	—	Date: 09/10/2021 Instrument: 2021-0414379	Date: 01/21/2022 Instrument: 2022-0026583	—

San Francisco	Date: 06/16/2021 Instrument: 2021096597	—	Date: 09/20/2021 Instrument: 2021147122	Date: 01/28/2022 Instrument: 2022010094	—

San Joaquin	Date: 06/15/2021 Instrument: 2021-102076	—	Date: 09/10/2021 Instrument: 2021-152907	Date: 01/21/2022 Instrument: 2022-009240	—

San Luis Obispo	Date: 06/15/2021 Instrument: 2021042772	—	Date: 09/10/2021 Instrument: 2021062407	Date: 01/24/2022 Instrument: 2022003310	—

San Mateo	Date: 06/15/2021 Instrument: 2021-090929	—	Date: 09/14/2021 Instrument: 2021-132011	Date: 01/24/2022 Instrument: 2022-006389	Date: 04/07/2022 Instrument: 2022-029645

Santa Barbara	Date: 06/16/2021 Instrument: 2021-0045121	—	Date: 09/15/2021 Instrument: 2021-0065545	Date: 01/24/2022 Instrument: 2022-0004075	—

IV-2-8

	E	F	G	H	I
County	Recording Date & Instrument Number (Eighth Supplemental Indenture, dated as of March 11, 2021)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of September 9, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of August 31, 2021)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of January 7, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of March 31, 2022)

Santa Clara	Date: 06/15/2021 Instrument: 24996810	Date: 09/21/2021 Instrument: 25107264	Date: 09/22/2021 Instrument: 25109534	Date: 01/24/2022 Instrument: 25224313	Date: 04/07/2022 Instrument: 25277354

Santa Cruz	Date: 06/15/2021 Instrument: 2021-0032793	—	Date: 09/10/2021 Instrument: 2021-0046780	Date: 01/21/2022 Instrument: 2022-0002159	—

Shasta	Date: 06/15/2021 Instrument: 2021-0024897	Date: 09/20/2021 Instrument: 2021-0039149	Date: 09/22/2021 Instrument: 2021-0039480	Date: 01/21/2022 Instrument: 2022-0002199	Date: 04/06/2022 Instrument: 2022-0011169

Sierra	Date: 06/17/2021 Instrument: 2021173017	—	Date: 09/14/2021 Instrument: 2021173609	Date: 01/26/2022 Instrument: 2022174179	—

Solano	Date: 06/15/2021 Instrument: 202100064487	—	Date: 09/10/2021 Instrument: 202100095898	Date: 01/24/2022 Instrument: 202200005916	—

Sonoma	Date: 06/15/2021 Instrument: 2021070076	—	Date: 09/13/2021 Instrument: 2021102595	Date: 01/24/2022 Instrument: 2022004991	—

Stanislaus	Date: 06/16/2021 Instrument: 2021-0057206	—	Date: 10/05/2021 Instrument: 2021-0093766	Date: 02/02/2022 Instrument: 2022-0007967	—

Sutter	Date: 06/17/2021 Instrument: 2021-0011236	—	Date: 09/29/2021 Instrument: 2021-0017681	Date: 01/25/2022 Instrument: 2022-0001163	—

Tehama	Date: 06/15/2021 Instrument: 2021008603	—	Date: 09/10/2021 Instrument: 2021012840	Date: 01/21/2022 Instrument: 2022000860	—

Trinity	Date: 06/17/2021 Instrument: 202101938	—	Date: 09/13/2021 Instrument: 202105327	Date: 01/24/2022 Instrument: 202200200	—

Tulare	Date: 06/15/2021 Instrument: 2021-0043754	—	Date: 09/10/2021 Instrument: 2021-0066763	Date: 02/25/2022 Instrument: 2022-0005026	—

Tuolumne	Date: 06/17/2021 Instrument: 2021009478	—	Date: 09/10/2021 Instrument: 2021014302	Date: 01/24/2022 Instrument: 2022000979	—

Yolo	Date: 06/16/2021 Instrument: 2021-0023598	—	Date: 09/10/2021 Instrument: 2021-0034493	Date: 01/24/2022 Instrument: 2022-0001936	—

Yuba	Date: 06/15/2021 Instrument: 2021-010827	—	Date: 09/10/2021 Instrument: 2021-016949	Date: 01/24/2022 Instrument: 2022-001131	—

IV-2-9

	J	K	L	M	N
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of May 13, 2022)	Recording Date & Instrument Number (Sixteenth Supplemental Indenture, dated as of June 8, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of August 12, 2022)	Recording Date & Instrument Number (Seventeenth Supplemental Indenture, dated as of October 4, 2022)	Recording Date & Instrument Number (Eighteenth Supplemental Indenture, dated as of January 6, 2023)

Alameda	Date: 05/25/2022 Instrument: 2022100365	Date: 08/05/22 Instrument: 2022138829	—	Date: 11/16/2022 Instrument: 2022186172	Date: 3/22/2023 Instrument: 2023033135

Alpine	Date: 05/20/2022 Instrument: 2022000254	Date: 08/10/22 Instrument: 2022000389	—	Date: 11/17/2022 Instrument: 2022000569	Date: 3/15/2023 Instrument: 2023000173

Amador	Date: 05/23/2022 Instrument: 2022-0004637	Date: 08/10/22 Instrument: 2022-0006870	—	Date: 11/18/2022 Instrument: 2022-0009747	Date: 3/16/2023 Instrument: 2023-0001359

Butte	Date: 05/18/2022 Instrument: 2022-0017492	Date: 08/05/22 Instrument: 2022-0026101	—	Date:11/16/2022 Instrument:2022-0036889	Date: 3/13/2023 Instrument: 2023-0007192

Calaveras	Date: 05/24/2022 Instrument: 2022-006931	Date: 08/05/22 Instrument: 2022-009868	—	Date: 11/16/2022 Instrument: 2022-013219	Date: 3/13/2023 Instrument: 2023-001718

Colusa	Date: 05/20/2022 Instrument: 2022-0001852	Date: 08/09/22 Instrument: 2022-0002621	—	Date: 11/22/2022 Instrument: 2022-0003593	Date: 3/16/2023 Instrument: 2023-0000721

Contra Costa	Date: 05/24/2022 Instrument: 2022-0087997	Date: 08/05/22 Instrument: 2022-0123193	—	Date: 11/17/2022 Instrument: 2022-0174703	Date: 3/13/2023 Instrument: 2023-0023272

El Dorado	Date: 05/18/2022 Instrument: 2022-0022236	Date: 08/05/22 Instrument: 2022-0032806	—	Date: 11/16/2022 Instrument: 2022-0043861	Date: 3/13/2023 Instrument: 2023-0006917

Fresno	Date: 05/24/2022 Instrument: 2022-0069162	Date: 08/05/22 Instrument: 2022-0099615	—	Date: 11/16/2022 Instrument: 2022-0139802	Date: 3/13/2023 Instrument: 2023-0022360

Glenn	Date: 05/18/2022 Instrument: 2022-1984	Date: 08/05/22 Instrument: 2022-3049	—	Date: 11/16/2022 Instrument: 2022-4524	Date: 3/13/2023 Instrument: 2023-0702

Humboldt	Date: 05/23/2022 Instrument: 2022-010058	Date: 08/05/22 Instrument: 2022-014652	—	Date: 11/16/2022 Instrument: 2022-019960	Date: 3/13/2023 Instrument: 2023-003116

Kern	Date: 05/24/2022 Instrument: 222082073	Date: 08/05/22 Instrument: 222121822	Date: 08/18/2022 Instrument: 222127316	Date: 11/16/2022 Instrument: 222171366	Date: 3/13/2023 Instrument: 223028449

Kings	Date: 06/03/2022 Instrument: 2022-2210786	Date: 08/10/22 Instrument: 2215025	—	Date: 11/22/2022 Instrument: 2222370	Date: 3/14/2023 Instrument: 2303989

Lake	Date: 05/20/2022 Instrument: 2022007278	Date: 08/09/22 Instrument: 2022010807	—	Date: 11/21/2022 Instrument: 2022015365	Date: 3/17/2023 Instrument: 2023003147

Lassen	Date: 05/20/2022 Instrument: 202202323	Date: 08/09/22 Instrument: 2022-03518	—	Date: 11/21/2022 Instrument: 2022-04959	Date: 3/15/2023 Instrument: 2023-00661

IV-2-10

	J	K	L	M	N
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of May 13, 2022)	Recording Date & Instrument Number (Sixteenth Supplemental Indenture, dated as of June 8, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of August 12, 2022)	Recording Date & Instrument Number (Seventeenth Supplemental Indenture, dated as of October 4, 2022)	Recording Date & Instrument Number (Eighteenth Supplemental Indenture, dated as of January 6, 2023)

Madera	Date: 05/18/2022 Instrument: 2022013676	Date: 08/05/22 Instrument: 2022020642	—	Date: 11/16/2022 Instrument: 2022029180	Date: 3/13/2023 Instrument: 2023004536

Marin	Date: 05/18/2022 Instrument: 2022-0020238	Date: 08/05/22 Instrument: 2022-0028836	—	Date: 11/16/2022 Instrument: 2022-0037846	Date: 3/13/2023 Instrument: 2023-0005029

Mariposa	Date: 05/23/2022 Instrument: 20222048	Date: 08/09/22 Instrument: 20222965	—	Date: 11/18/2022 Instrument: 20223991	Date: 3/16/2023 Instrument: 20230573

Mendocino	Date: 06/03/2022 Instrument: 2022-07008	Date: 08/10/22 Instrument: 2022-09549	—	Date: 11/21/2022 Instrument: 2022-12958	Date: 3/15/2023 Instrument: 2023-02020

Merced	Date: 05/18/2022 Instrument: 2022019388	Date: 08/05/22 Instrument: 2022028723	—	Date: 11/16/2022 Instrument: 2022038776	Date: 3/21/2023 Instrument: 2023006148

Modoc	Date: 05/18/2022 Instrument: 20220000978	Date: 08/05/22 Instrument: 20220001810	—	Date: 11/16/2022 Instrument: 20220003071	Date: 3/13/2023 Instrument: 20230000385

Monterey	Date: 05/25/2022 Instrument: 2022024181	Date: 08/05/22 Instrument: 2022033420	—	Date: 11/30/2022 Instrument: 2022050216	Date: 3/14/2023 Instrument: 2023007515

Napa	Date: 05/24/2022 Instrument: 2022-0010514	Date: 08/08/22 Instrument: 2022-0015081	—	Date: 11/18/2022 Instrument: 2022-0020800	Date: 3/13/2023 Instrument: 2023-0004483

Nevada	Date: 05/18/2022 Instrument: 20220010774	Date: 08/05/22 Instrument: 20220016121	—	Date: 11/16/2022 Instrument: 20220022607	Date: 3/13/2023 Instrument: 20230003143

Placer	Date: 05/18/2022 Instrument: 2022-0042292-00	Date: 08/05/22 Instrument: 2022-0062679-00	—	Date: 11/16/2022 Instrument: 2022-0085376-00	Date: 3/13/2023 Instrument: 2023-0011889-00

Plumas	Date: 05/18/2022 Instrument: 2022-0003099	Date: 08/05/22 Instrument: 2022-0004592	—	Date: 11/16/2022 Instrument: 2022-0006421	Date: 3/13/2023 Instrument: 2023-0000790

Sacramento	Date: 05/24/2022 Instrument: 202205240418	Date: 08/05/22 Instrument: 202208050870	—	Date: 11/16/2022 Instrument: 202211160487	Date: 3/28/2023 Instrument: 202303280021

San Benito	Date: 05/18/2022 Instrument: 2022-0005300	Date: 08/25/22 Instrument: 2022-0007992	—	Date: 11/16/2022 Instrument: 2022-0010013	Date: 3/14/2023 Instrument: 2023-0001557

San Bernardino	Date: 05/18/2022 Instrument: 2022-0184555	Date: 08/05/22 Instrument: 2022-0271632	—	Date: 11/16/2022 Instrument: 2022-0374949	Date: 3/13/2023 Instrument: 2023-0059546

San Francisco	Date: 05/24/2022 Instrument: 2022052240	Date: 08/22/22 Instrument: 2022079527	—	Date: 12/02/2022 Instrument: 2022108546	Date: 3/23/2023 Instrument: 2023021283

IV-2-11

	J	K	L	M	N
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of May 13, 2022)	Recording Date & Instrument Number (Sixteenth Supplemental Indenture, dated as of June 8, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of August 12, 2022)	Recording Date & Instrument Number (Seventeenth Supplemental Indenture, dated as of October 4, 2022)	Recording Date & Instrument Number (Eighteenth Supplemental Indenture, dated as of January 6, 2023)

San Joaquin	Date: 05/24/2022 Instrument: 2022-065791	Date: 08/05/22 Instrument: 2022-093830	—	Date: 11/18/2022 Instrument: 2022-130609	Date: 03/21/2023 Instrument: 2023-021829

San Luis Obispo	Date: 05/18/2022 Instrument: 2022021410	Date: 08/05/22 Instrument: 2022032062	—	Date: 11/16/2022 Instrument: 2022045019	Date: 3/13/2023 Instrument: 2023006723

San Mateo	Date: 05/18/2022 Instrument: 2022-041210	Date: 08/08/22 Instrument: 2022-059330	—	Date: 11/16/2022 Instrument: 2022-079380	Date: 3/27/2023 Instrument: 2023-013468

Santa Barbara	Date: 05/18/2022 Instrument: 2022-0024575	Date: 08/08/22 Instrument: 2022-0035155	—	Date: 11/16/2022 Instrument: 2022-0047931	Date: 3/21/2023 Instrument: 2023-0007944

Santa Clara	Date: 05/18/2022 Instrument: 25304880	Date: 08/08/22 Instrument: 25354494	—	Date: 11/16/2022 Instrument: 25400909	Date: 3/13/2023 Instrument: 25448609

Santa Cruz	Date: 05/18/2022 Instrument: 2022-0015672	Date: 08/05/22 Instrument: 2022-0022596	—	Date: 11/16/2022 Instrument: 2022-0030816	Date: 3/13/2023 Instrument: 2023-0004221

Shasta	Date: 05/18/2022 Instrument: 2022-0015875	Date: 08/05/22 Instrument: 2022-0023892	—	Date: 11/16/2022 Instrument: 2022-0034632	Date: 3/13/2023 Instrument: 2023-0005017

Sierra	Date: 05/20/2022 Instrument: 2022174496	Date: 08/08/22 Instrument: 2022174749	—	Date: 11/17/2022 Instrument: 2022175351	Date: 3/15/2023 Instrument: 2023176040

Solano	Date: 05/18/2022 Instrument: 202200035505	Date: 08/08/22 Instrument: 202200052559	—	Date: 11/16/2022 Instrument: 202200072976	Date: 3/13/2023 Instrument: 202300010133

Sonoma	Date: 05/18/2022 Instrument: 2022035095	Date: 08/05/22 Instrument: 2022052874	—	Date: 11/16/2022 Instrument: 2022074196	Date: 3/13/2023 Instrument: 2023010314

Stanislaus	Date: 06/13/2022 Instrument: 2022-0042714	Date: 08/11/22 Instrument: 2022-0055142	—	Date: 11/23/2022 Instrument: 2022-0075478	Date: 3/29/2023 Instrument: 2023-0013999

Sutter	Date: 05/23/2022 Instrument: 2022-0007448	Date: 08/12/22 Instrument: 2022-0011134	—	Date: 11/18/2022 Instrument: 2022-0015136	Date: 3/16/2023 Instrument: 2023-0002240

Tehama	Date: 05/18/2022 Instrument: 2022006372	Date: 08/05/22 Instrument: 2022009472	—	Date: 11/16/2022 Instrument: 2022013471	Date: 3/13/2023 Instrument: 2023001981

Trinity	Date: 05/20/2022 Instrument: 202201347	Date: 08/09/22 Instrument: 202202621	—	Date: 11/18/2022 Instrument: 202203688	Date: 3/16/2023 Instrument: 202301165

Tulare	Date: 05/18/2022 Instrument: 2022-0031627	Date: 08/08/22 Instrument: 2022-0050147	—	Date: 11/16/2022 Instrument: 2022-0070659	Date: 3/30/2023 Instrument: 2023-0014874

IV-2-12

	J	K	L	M	N
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of May 13, 2022)	Recording Date & Instrument Number (Sixteenth Supplemental Indenture, dated as of June 8, 2022)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of August 12, 2022)	Recording Date & Instrument Number (Seventeenth Supplemental Indenture, dated as of October 4, 2022)	Recording Date & Instrument Number (Eighteenth Supplemental Indenture, dated as of January 6, 2023)

Tuolumne	Date: 05/18/2022 Instrument: 2022006308	Date: 08/08/22 Instrument: 2022009386	—	Date: 11/16/2022 Instrument: 2022013139	Date: 3/13/2023 Instrument: 2023001860

Yolo	Date: 05/18/2022 Instrument: 2022-0012366	Date: 08/08/22 Instrument: 2022-0018489	—	Date: 11/16/2022 Instrument: 2022-0025371	Date: 3/13/2023 Instrument: 2023-0003662

Yuba	Date: 05/18/2022 Instrument: 2022-008109	Date: 08/08/22 Instrument: 2022-012051	—	Date: 11/16/2022 Instrument: 2022-017124	Date: 3/13/2023 Instrument: 2023-002484

	O	P	Q	R	S
County	Recording Date & Instrument Number (Nineteenth Supplemental Indenture, dated as of March 30, 2023)	Recording Date & Instrument Number (Twentieth Supplemental Indenture, dated as of June 5, 2023)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2023)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of December 29, 2023)	Recording Date & Instrument Number (Twenty-Fourth Supplemental Indenture, dated as of February 28, 2024)

Alameda	Date: 06/05/2023 Instrument: 2023063521	Date: 08/21/2023 Instrument: 2023094821	Date: 12/18/2023 Instrument: 2023147380	Date: 01/18/2024 Instrument: 2024010299	Date: 05/03/2024 Instrument: 2024057077

Alpine	Date: 06/08/2023 Instrument: 2023000270	Date: 08/18/2023 Instrument: 2023000373	—	Date: 01/22/2024 Instrument: 2024000031	Date: 05/07/2024 Instrument: 2024000165

Amador	Date: 06/06/2023 Instrument: 2023-0003053	Date: 08/21/2023 Instrument: 2023-0004824	—	Date: 01/23/2024 Instrument: 2024-0000450	Date: 05/20/2024 Instrument: 2024-0002698

Butte	Date: 06/02/2023 Instrument: 2023-0014604	Date: 08/17/2023 Instrument: 2023-0021588	—	Date: 01/18/2024 Instrument: 2024-0002578	Date: 05/03/2024 Instrument: 2024-0012006

Calaveras	Date: 06/02/2023 Instrument: 2023-004011	Date: 08/17/2023 Instrument: 2023-006340	—	Date: 01/18/2024 Instrument: 2024-000405	Date: 05/03/2024 Instrument: 2024-003520

Colusa	Date: 06/05/2023 Instrument: 2023-0001388	Date: 08/18/2023 Instrument: 2023-0002066	—	Date: 01/23/2024 Instrument: 2024-0000213	Date: 05/06/2024 Instrument: 2024-0001084

Contra Costa	Date: 06/02/2023 Instrument: 2023-0052597	Date: 08/17/2023 Instrument: 2023-0079149	—	Date: 01/24/2024 Instrument: 2024-0007758	Date: 05/16/2024 Instrument: 2024-0045970

El Dorado	Date: 06/02/2023 Instrument: 2023-0015170	Date: 08/17/2023 Instrument: 2023-0023087	—	Date: 01/26/2024 Instrument: 2024-0001966	Date: 05/03/2024 Instrument: 2024-0012542

IV-2-13

	O	P	Q	R	S
County	Recording Date & Instrument Number (Nineteenth Supplemental Indenture, dated as of March 30, 2023)	Recording Date & Instrument Number (Twentieth Supplemental Indenture, dated as of June 5, 2023)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2023)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of December 29, 2023)	Recording Date & Instrument Number (Twenty-Fourth Supplemental Indenture, dated as of February 28, 2024)

Fresno	Date: 06/02/2023 Instrument: 2023-0051499	Date: 08/17/2023 Instrument: 2023-0075938	—	Date: 01/18/2024 Instrument: 2024-0004193	Date: 05/03/2024 Instrument: 2024-0040106

Glenn	Date: 06/02/2023 Instrument: 2023-1625	Date: 08/17/2023 Instrument: 2023-2449	—	Date: 01/18/2024 Instrument: 2024-0149	Date: 05/03/2024 Instrument: 2024-1120

Humboldt	Date: 06/12/2023 Instrument: 2023-007527	Date: 08/17/2023 Instrument: 2023-010967	—	Date: 01/23/2024 Instrument: 2024-001013	Date: 05/15/2024 Instrument: 2024-006138

Kern	Date: 06/02/2023 Instrument: 223064355	Date: 08/17/2023 Instrument: 223098205	—	Date: 01/22/2024 Instrument: 224007837	Date: 05/03/2024 Instrument: 224051539

Kings	Date: 06/06/2023 Instrument: 2308178	Date: 08/18/2023 Instrument: 2312194	—	Date: 01/23/2024 Instrument: 2401118	Date: 05/08/2024 Instrument: 2406036

Lake	Date: 06/06/2023 Instrument: 2023006124	Date: 08/18/2023 Instrument: 2023009039	—	Date: 01/23/2024 Instrument: 2024000703	Date: 05/06/2024 Instrument: 2024004609

Lassen	Date: 06/06/2023 Instrument: 2023-01576	Date: 08/21/2023 Instrument: 2023-02503	—	Date: 01/23/2024 Instrument: 2024-00162	Date: 05/07/2024 Instrument: 2024-01261

Madera	Date: 06/02/2023 Instrument: 2023010320	Date: 08/17/2023 Instrument: 2023015614	—	Date: 01/18/2024 Instrument: 2024001084	Date: 05/03/2024 Instrument: 2024008802

Marin	Date: 06/02/2023 Instrument: 2023-0013933	Date: 08/17/2023 Instrument: 2023-0020499	—	Date: 01/24/2024 Instrument: 2024-0002148	Date: 05/03/2024 Instrument: 2024-0012795

Mariposa	Date: 06/07/2023 Instrument: 20231363	Date: 08/21/2023 Instrument: 20232142	—	Date: 01/29/2024 Instrument: 20240215	Date: 05/07/2024 Instrument: 20241083

Mendocino	Date: 06/06/2023 Instrument: 2023-04403	Date: 08/21/2023 Instrument: 2023-06606	—	Date: 01/29/2024 Instrument: 2024-00767	Date: 05/08/2024 Instrument: 2024-03770

Merced	Date: 06/02/2023 Instrument: 2023012316	Date: 08/17/2023 Instrument: 2023019368	—	Date: 01/18/2024 Instrument: 2024001260	Date: 05/03/2024 Instrument: 2024010008

Modoc	Date: 06/02/2023 Instrument: 20230000882	Date: 08/17/2023 Instrument: 20230001733	—	Date: 01/18/2024 Instrument: 20240000147	Date: 05/03/2024 Instrument: 20240000816

Monterey	Date: 06/12/2023 Instrument: 2023017636	Date: 08/17/2023 Instrument: 2023025534	—	Date: 01/31/2024 Instrument: 2024003352	Date: 05/03/2024 Instrument: 2024015659

IV-2-14

	O	P	Q	R	S
County	Recording Date & Instrument Number (Nineteenth Supplemental Indenture, dated as of March 30, 2023)	Recording Date & Instrument Number (Twentieth Supplemental Indenture, dated as of June 5, 2023)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2023)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of December 29, 2023)	Recording Date & Instrument Number (Twenty-Fourth Supplemental Indenture, dated as of February 28, 2024)

Napa	Date: 06/05/2023 Instrument: 2023-0008336	Date: 08/17/2023 Instrument: 2023-0012033	—	Date: 01/22/2024 Instrument: 2024-0000843	Date: 05/17/2024 Instrument: 2024-0007033

Nevada	Date: 06/05/2023 Instrument: 20230007116	Date: 08/17/2023 Instrument: 20230011194	—	Date: 01/18/2024 Instrument: 20240001002	Date: 05/06/2024 Instrument: 20240006667

Placer	Date: 06/02/2023 Instrument: 2023-0028858-00	Date: 08/17/2023 Instrument: 2023-0043787-00	—	Date: 01/18/2024 Instrument: 2024-0002444-00	Date: 05/15/2024 Instrument: 2024-0025145-00

Plumas	Date: 06/02/2023 Instrument: 2023-0002170	Date: 08/17/2023 Instrument: 2023-0003290	—	Date: 01/18/2024 Instrument: 2024-0000151	Date: 05/15/2024 Instrument: 2024-0001804

Sacramento	Date: 06/12/2023 Instrument: 202306120260	Date: 08/17/2023 Instrument: 202308170355	Date: 12/15/2023 Instrument: 202312150887	Date: 01/18/2024 Instrument: 202401180626	Date: 05/15/2024 Instrument: 202405150402

San Benito	Date: 06/13/2023 Instrument: 2023-0003781	Date: 08/17/2023 Instrument: 2023-0005296	—	Date: 01/18/2024 Instrument: 2024-0000381	Date: 05/03/2024 Instrument: 2024-0002707

San Bernardino	Date: 06/12/2023 Instrument: 2023-0144099	Date: 08/24/2023 Instrument: 2023-0208019	—	Date: 01/25/2024 Instrument: 2024-0019469	Date: 05/15/2024 Instrument: 2024-0112790

San Francisco	Date: 06/06/2023 Instrument: 2023039990	Date: 08/21/2023 Instrument: 2023061559	—	Date: 02/05/2024 Instrument: 2024012710	Date: 05/20/2024 Instrument: 2024039636

San Joaquin	Date: 06/02/2023 Instrument: 2023-043341	Date: 08/17/2023 Instrument: 2023-065168	—	Date: 01/18/2024 Instrument: 2024-004712	Date: 05/03/2024 Instrument: 2024-036976

San Luis Obispo	Date: 06/05/2023 Instrument: 2023015504	Date: 08/17/2023 Instrument: 2023024299	—	Date: 01/18/2024 Instrument: 2024001471	Date: 05/03/2024 Instrument: 2024011840

San Mateo	Date: 06/05/2023 Instrument: 2023-026373	Date: 08/17/2023 Instrument: 2023-039746	—	Date: 01/18/2024 Instrument: 2024-003045	Date: 05/15/2024 Instrument: 2024-025525

Santa Barbara	Date: 06/05/2023 Instrument: 2023-0015840	Date: 08/18/2023 Instrument: 2023-0024097	—	Date: 01/19/2024 Instrument: 2024-0001800	Date: 05/06/2024 Instrument: 2024-0013446

Santa Clara	Date: 06/05/2023 Instrument: 25483457	Date: 08/17/2023 Instrument: 25519458	—	Date: 01/18/2024 Instrument: 25587760	Date: 05/06/2024 Instrument: 25632491

IV-2-15

	O	P	Q	R	S
County	Recording Date & Instrument Number (Nineteenth Supplemental Indenture, dated as of March 30, 2023)	Recording Date & Instrument Number (Twentieth Supplemental Indenture, dated as of June 5, 2023)	Recording Date & Instrument Number (Certificate of Partial Release of Lien, dated as of December 15, 2023)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of December 29, 2023)	Recording Date & Instrument Number (Twenty-Fourth Supplemental Indenture, dated as of February 28, 2024)

Santa Cruz	Date: 06/05/2023 Instrument: 2023-0009819	Date: 08/17/2023 Instrument: 2023-0015485	—	Date: 01/18/2024 Instrument: 2024-0000987	Date: 05/06/2024 Instrument: 2024-0008307

Shasta	Date: 06/05/2023 Instrument: 2023-0011609	Date: 08/17/2023 Instrument: 2023-0017774	—	Date: 01/23/2024 Instrument: 2024-0001432	Date: 05/06/2024 Instrument: 2024-0009067

Sierra	Date: 06/05/2023 Instrument: 2023176236	Date: 08/18/2023 Instrument: 2023176564	—	Date: 01/22/2024 Instrument: 2024177251	Date: 05/06/2024 Instrument: 2024177718

Solano	Date: 06/05/2023 Instrument: 202300023593	Date: 08/17/2023 Instrument: 202300035469	—	Date: 01/18/2024 Instrument: 202400002504	Date: 05/06/2024 Instrument: 202400018873

Sonoma	Date: 06/02/2023 Instrument: 2023024786	Date: 08/17/2023 Instrument: 2023038248	—	Date: 01/18/2024 Instrument: 2024002404	Date: 05/03/2024 Instrument: 2024019183

Stanislaus	Date: 06/05/2023 Instrument: 2023-0024714	Date: 08/17/2023 Instrument: 2023-0038394	—	Date: 01/23/2024 Instrument: 2024-0002726	Date: 05/06/2024 Instrument: 2024-0020385

Sutter	Date: 06/06/2023 Instrument: 2023-0004857	Date: 08/21/2023 Instrument: 2023-007403	—	Date: 01/23/2024 Instrument: 2024-0000602	Date: 05/06/2024 Instrument: 2024-0003684

Tehama	Date: 06/02/2023 Instrument: 2023005416	Date: 08/17/2023 Instrument: 2023008121	—	Date: 01/23/2024 Instrument: 2024000649	Date: 05/06/2024 Instrument: 2024003696

Trinity	Date: 06/05/2023 Instrument: 202301828	Date: 08/18/2023 Instrument: 202302638	—	Date: 01/22/2024 Instrument: 202400098	Date: 05/06/2024 Instrument: 202401374

Tulare	Date: 06/05/2023 Instrument: 2023-0025609	Date: 08/17/2023 Instrument: 2023-0037812	—	Date: 01/18/2024 Instrument: 2024-0002855	Date: 05/06/2024 Instrument: 2024-0019471

Tuolumne	Date: 06/05/2023 Instrument: 2023004401	Date: 08/17/2023 Instrument: 2023006880	—	Date: 01/18/2024 Instrument: 2024000467	Date: 05/06/2024 Instrument: 2024003548

Yolo	Date: 06/05/2023 Instrument: 2023-0008748	Date: 08/17/2023 Instrument: 2023-0013671	—	Date: 01/18/2024 Instrument: 2024-0000975	Date: 05/06/2024 Instrument: 2024-0007564

Yuba	Date: 06/05/2023 Instrument: 2023-005726	Date: 08/17/2023 Instrument: 2023-008437		Date: 01/18/2024 Instrument: 2024-000574	Date: 05/06/2024 Instrument: 2024-004650

IV-2-16

	T	U	V	W
County	Recording Date & Instrument Number (Twenty-Fifth Supplemental Indenture, dated as of September 5, 2024)	Recording Date & Instrument Number (Twenty-Sixth Supplemental Indenture, dated as of January 17, 2025)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of March 4, 2025)	Recording Date & Instrument Number (Twenty-Ninth Supplemental Indenture, dated as of June 4, 2025)

Alameda	Date: 12/05/2024 Instrument: 2024149003	Date: 02/03/2025 Instrument: 2025015030	Date: 04/18/2025 Instrument: 2025051948	Date: 07/25/2025 Instrument: 2025093977

Alpine	Date: 12/10/2024 Instrument: 2024000585	Date: 02/03/2025 Instrument: 2025000037	Date: 04/21/2025 Instrument: 2025000132	Date: 07/29/2025 Instrument: 2025000268

Amador	Date: 12/10/2024 Instrument: 2024-0007136	Date: 02/04/2025 Instrument: 2025-0000606	Date: 04/21/2025 Instrument: 2025-0002481	Date: 07/30/2025 Instrument: 2025-0004540

Butte	Date: 12/04/2024 Instrument: 2024-0031196	Date: 02/03/2025 Instrument: 2025-0002242	Date: 04/18/2025 Instrument: 2025-0009975	Date: 07/25/2025 Instrument: 2025-0019507

Calaveras	Date: 12/04/2024 Instrument: 2024-011910	Date: 01/31/2025 Instrument: 2025-001820	Date: 04/17/2025 Instrument: 2025-004124	Date: 07/24/2025 Instrument: 2025-007531

Colusa	Date: 12/09/2024 Instrument: 2024-0003117	Date: 02/04/2025 Instrument: 2025-0000265	Date: 04/21/2025 Instrument: 2025-0000917	Date: 07/28/2025 Instrument: 2025-0001754

Contra Costa	Date: 12/11/2024 Instrument: 2024-0132635	Date: 02/05/2025 Instrument: 2025-0011021	Date: 04/17/2025 Instrument: 2025-0037150	Date: 07/28/2025 Instrument: 2025-0075561

El Dorado	Date: 12/04/2024 Instrument: 2024-0035587	Date: 02/03/2025 Instrument: 2025-0002555	Date: 04/23/2025 Instrument: 2025-0010904	Date: 07/24/2025 Instrument: 2025-0021057

Fresno	Date: 12/04/2024 Instrument: 2024-0111858	Date: 01/31/2025 Instrument: 2025-0009442	Date: 04/23/2025 Instrument: 2025-0039390	Date: 08/12/2025 Instrument: 2025-0076411

Glenn	Date: 12/04/2024 Instrument: 2024-3660	Date: 02/05/2025 Instrument: 2025-0492	Date: 04/17/2025 Instrument: 2025-1348	Date: 07/24/2025 Instrument: 2025-2392

Humboldt	Date: 12/04/2024 Instrument: 2024-017868	Date: 02/03/2025 Instrument: 2025-001194	Date: 04/18/2025 Instrument: 2025-004716	Date: 07/25/2025 Instrument: 2025-009838

Kern	Date: 12/05/2024 Instrument: 224150310	Date: 02/05/2025 Instrument: 225012663	Date: 04/18/2025 Instrument: 225042665	Date: 07/25/2025 Instrument: 225084448

Kings	Date: 12/10/2024 Instrument: 2418367	Date: 02/03/2025 Instrument: 2501391	Date: 04/22/2025 Instrument: 2505124	Date: 07/25/2025 Instrument: 2510126

Lake	Date: 12/10/2024 Instrument: 2024013300	Date: 02/05/2025 Instrument: 2025001044	Date: 04/22/2025 Instrument: 2025003726	Date: 07/25/2025 Instrument: 2025007191

Lassen	Date: 12/09/2024 Instrument: 2024-03700	Date: 02/05/2025 Instrument: 2025-00333	Date: 04/21/2025 Instrument: 2025-01082	Date: 07/29/2025 Instrument: 2025-02332

Madera	Date: 12/04/2024 Instrument: 2024026286	Date: 01/31/2025 Instrument: 2025001978	Date: 04/17/2025 Instrument: 2025008040	Date: 07/25/2025 Instrument: 2025015341

Marin	Date: 12/05/2024 Instrument: 2024-0031964	Date: 02/03/2025 Instrument: 2025-0002781	Date: 04/24/2025 Instrument: 2025-0010981	Date: 07/25/2025 Instrument: 2025-0019602

Mariposa	Date: 12/10/2024 Instrument: 20243223	Date: 02/04/2025 Instrument: 20250295	Date: 04/21/2025 Instrument: 20250944	Date: 07/29/2025 Instrument: 20251869

Mendocino	Date: 12/10/2024 Instrument: 2024-10519	Date: 02/20/2025 Instrument: 2025-01423	Date: 05/22/2025 Instrument: 2025-04275	Date: 07/29/2025 Instrument: 2025-06345

IV-2-17

	T	U	V	W
County	Recording Date & Instrument Number (Twenty-Fifth Supplemental Indenture, dated as of September 5, 2024)	Recording Date & Instrument Number (Twenty-Sixth Supplemental Indenture, dated as of January 17, 2025)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of March 4, 2025)	Recording Date & Instrument Number (Twenty-Ninth Supplemental Indenture, dated as of June 4, 2025)

Merced	Date: 12/05/2024 Instrument: 2024028921	Date: 02/03/2025 Instrument: 2025004455	Date: 04/18/2025 Instrument: 2025010942	Date: 07/25/2025 Instrument: 2025020090

Modoc	Date: 12/04/2024 Instrument: 20240002970	Date: 02/03/2025 Instrument: 20250000161	Date: 04/18/2025 Instrument: 20250000650	Date: 07/25/2025 Instrument: 20250001640

Monterey	Date: 12/05/2024 Instrument: 2024047455	Date: 02/03/2025 Instrument: 2025003528	Date: 04/23/2025 Instrument: 2025012798	Date: 07/25/2025 Instrument: 2025024237

Napa	Date: 12/05/2024 Instrument: 2024-0017862	Date: 02/03/2025 Instrument: 2025-0001537	Date: 04/18/2025 Instrument: 2025-0005370	Date: 07/25/2025 Instrument: 2025-0010146

Nevada	Date: 12/05/2024 Instrument: 20240019105	Date: 02/03/2025 Instrument: 20250001376	Date: 04/23/2025 Instrument: 20250006277	Date: 07/25/2025 Instrument: 20250011455

Placer	Date: 12/05/2024 Instrument: 2024-0066158-00	Date: 02/03/2025 Instrument: 2025-0005581-00	Date: 04/18/2025 Instrument: 2025-0020991-00	Date: 07/25/2025 Instrument: 2025-0039696-00

Plumas	Date: 12/05/2024 Instrument: 2024-0005508	Date: 02/03/2025 Instrument: 2025-0000373	Date: 04/18/2025 Instrument: 2025-0001761	Date: 07/25/2025 Instrument: 2025-0003241

Sacramento	Date: 12/11/2024 Instrument: 202412110586	Date: 02/03/2025 Instrument: 202502030293	Date: 05/06/2025 Instrument: 202505060583	Date: 07/29/2025 Instrument: 202507290004

San Benito	Date: 12/05/2024 Instrument: 2024-0008146	Date: 02/03/2025 Instrument: 2025-0000628	Date: 04/17/2025 Instrument: 2025-0002335	Date: 07/28/2025 Instrument: 2025-0004621

San Bernardino	Date: 12/05/2024 Instrument: 2024-0289456	Date: 02/05/2025 Instrument: 2025-0024340	Date: 05/06/2025 Instrument: 2025-0102817	Date: 07/29/2025 Instrument: 2025-0178755

San Francisco	Date: 12/20/2024 Instrument: 2024098442	Date: 02/20/2025 Instrument: 2025013293	Date: 04/25/2025 Instrument: 2025031293	Date: 08/07/2025 Instrument: 2025065032

San Joaquin	Date: 12/05/2024 Instrument: 2024-106616	Date: 02/03/2025 Instrument: 2025-008214	Date: 04/18/2025 Instrument: 2025-031921	Date: 07/24/2025 Instrument: 2025-062046

San Luis Obispo	Date: 12/05/2024 Instrument: 2024035769	Date: 02/03/2025 Instrument: 2025002748	Date: 04/18/2025 Instrument: 2025010893	Date: 07/25/2025 Instrument: 2025021572

San Mateo	Date: 12/05/2024 Instrument: 2024-065534	Date: 02/07/2025 Instrument: 2025-005530	Date: 04/18/2025 Instrument: 2025-018792	Date: 07/25/2025 Instrument: 2025-038099

Santa Barbara	Date: 12/05/2024 Instrument: 2024-0036296	Date: 02/04/2025 Instrument: 2025-0003129	Date: 04/18/2025 Instrument: 2025-0011457	Date: 07/28/2025 Instrument: 2025-0022631

Santa Clara	Date: 12/05/2024 Instrument: 25738920	Date: 02/03/2025 Instrument: 25761012	Date: 04/18/2025 Instrument: 25794001	Date: 07/25/2025 Instrument: 25844771

Santa Cruz	Date: 12/05/2024 Instrument: 2024-0024017	Date: 02/03/2025 Instrument: 2025-0001896	Date: 04/18/2025 Instrument: 2025-0007991	Date: 07/25/2025 Instrument: 2025-0015435

Shasta	Date: 12/05/2024 Instrument: 2024-0027656	Date: 02/03/2025 Instrument: 2025-0002123	Date: 04/18/2025 Instrument: 2025-0007836	Date: 07/25/2025 Instrument: 2025-0015815

Sierra	Date: 12/10/2024 Instrument: 2024178542	Date: 02/03/2025 Instrument: 2025178708	Date: 04/21/2025 Instrument: 2025178844	Date: 07/28/2025 Instrument: 2025179099

IV-2-18

	T	U	V	W
County	Recording Date & Instrument Number (Twenty-Fifth Supplemental Indenture, dated as of September 5, 2024)	Recording Date & Instrument Number (Twenty-Sixth Supplemental Indenture, dated as of January 17, 2025)	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of March 4, 2025)	Recording Date & Instrument Number (Twenty-Ninth Supplemental Indenture, dated as of June 4, 2025)

Solano	Date: 12/05/2024 Instrument: 202400055983	Date: 02/03/2025 Instrument: 202500004350	Date: 04/18/2025 Instrument: 202500017246	Date: 07/25/2025 Instrument: 202500033557

Sonoma	Date: 12/05/2024 Instrument: 2024059924	Date: 02/03/2025 Instrument: 2025004713	Date: 04/18/2025 Instrument: 2025017233	Date: 07/24/2025 Instrument: 2025034644

Stanislaus	Date: 12/05/2024 Instrument: 2024-0058643	Date: 02/03/2025 Instrument: 2025-0004338	Date: 04/18/2025 Instrument: 2025-0018805	Date: 07/25/2025 Instrument: 2025-0036350

Sutter	Date: 12/05/2024 Instrument: 2024-0010667	Date: 02/07/2025 Instrument: 2025-0001093	Date: 05/07/2025 Instrument: 2025-0003923	Date: 07/29/2025 Instrument: 2025-0006533

Tehama	Date: 12/05/2024 Instrument: 2024011389	Date: 02/03/2025 Instrument: 2025000816	Date: 04/18/2025 Instrument: 2025002909	Date: 07/25/2025 Instrument: 2025006856

Trinity	Date: 12/10/2024 Instrument: 202403604	Date: 02/04/2025 Instrument: 202500306	Date: 04/21/2025 Instrument: 202501045	Date: 07/28/2025 Instrument: 202501834

Tulare	Date: 12/05/2024 Instrument: 2024-0060928	Date: 02/03/2025 Instrument: 2025-0004636	Date: 04/18/2025 Instrument: 2025-0017432	Date: 07/25/2025 Instrument: 2025-0035664

Tuolumne	Date: 12/05/2024 Instrument: 2024-010857	Date: 02/03/2025 Instrument: 2025-000974	Date: 04/18/2025 Instrument: 2025-003433	Date: 07/25/2025 Instrument: 2025-006392

Yolo	Date: 12/05/2024 Instrument: 2024-0021928	Date: 02/03/2025 Instrument: 2025-0001620	Date: 04/18/2025 Instrument: 2025-0006155	Date: 07/25/2025 Instrument: 2025-0012200

Yuba	Date: 12/05/2024 Instrument: 2024-013308	Date: 02/03/2025 Instrument: 2025-001219	Date: 04/18/2025 Instrument: 2025-004197	Date: 07/25/2025 Instrument: 2025-008209

	X	Y
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of October 2, 2025)	Recording Date & Instrument Number (Thirty-Second Supplemental Indenture, dated as of November 14, 2025)

Alameda	Date: 11/07/2025 Instrument: 2025140935	Date: 01/15/2026 Instrument: 2026005507

Alpine	Date: 11/12/2025 Instrument: 2025000497	Date: 1/20/2026 Instrument: 2026000024

Amador	Date: 11/12/2025 Instrument: 2025-0006794	Date: 01/30/2026 Instrument: 2026-0000531

Butte	Date: 11/07/2025 Instrument: 2025-0029893	Date: 01/14/2026 Instrument: 2026-0002763

Calaveras	Date: 11/06/2025 Instrument: 2025-011406	Date: 01/14/2026 Instrument: 2026-000300

IV-2-19

	X	Y
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of October 2, 2025)	Recording Date & Instrument Number (Thirty-Second Supplemental Indenture, dated as of November 14, 2025)

Colusa	Date: 11/10/2025 Instrument: 2025-0002651	Date: 1/20/2026 Instrument: 2026-0000128

Contra Costa	Date: 11/13/2025 Instrument: 2025-0127591	Date: 01/21/2026 Instrument: 2026-0006370

El Dorado	Date: 11/06/2025 Instrument: 2025-0031967	Date: 01/15/2026 Instrument: 2026-0002290

Fresno	Date: 11/06/2025 Instrument: 2025-0108396	Date: 01/27/2026 Instrument: 2026-0006948

Glenn	Date: 11/12/2025 Instrument: 2025-3533	Date: 01/15/2026 Instrument: 2026-0133

Humboldt	Date: 11/07/2025 Instrument: 2025-014985	Date: 01/15/2026 Instrument: 2026-000635

Kern	Date: 11/07/2025 Instrument: 225135953	Date: 01/16/2026 Instrument: 226006021

Kings	Date: 11/07/2025 Instrument: 2516347	Date: 01/15/2026 Instrument: 2600618

Lake	Date: 11/07/2025 Instrument: 2025011582	Date: 01/15/2026 Instrument: 2026000398

Lassen	Date: 11/10/2025 Instrument: 2025-03529	Date: 1/20/2026 Instrument: 2026-00217

Madera	Date: 11/06/2025 Instrument: 2025023808	Date: 01/15/2026 Instrument: 2026000773

Marin	Date: 11/13/2025 Instrument: 2025-0029245	Date: 01/15/2026 Instrument: 2026-0001156

Mariposa	Date: 11/13/2025 Instrument: 20252926	Date: 1/21/2026 Instrument: 20260206

Mendocino	Date: 01/07/2026 Instrument: 2026-00121	Date: 1/30/2026 Instrument: 2026-00792

Merced	Date: 11/07/2025 Instrument: 2025032189	Date: 01/15/2026 Instrument: 2026001041

Modoc	Date: 11/07/2025 Instrument: 2025000267 4	Date: 01/15/2026 Instrument: 20260000091

Monterey	Date: 11/07/2025 Instrument: 2025041711	Date: 01/15/2026 Instrument: 2026001386

Napa	Date: 11/07/2025 Instrument: 2025-0016503	Date: 01/15/2026 Instrument: 2026-0000481

Nevada	Date: 11/07/2025 Instrument: 20250017522	Date: 01/15/2026 Instrument: 20260000673

IV-2-20

	X	Y
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of October 2, 2025)	Recording Date & Instrument Number (Thirty-Second Supplemental Indenture, dated as of November 14, 2025)

Placer	Date: 11/07/2025 Instrument: 2025-0062777-00	Date: 01/15/2026 Instrument: 2026-0002207-00

Plumas	Date: 11/06/2025 Instrument: 2025-0005162	Date: 01/15/2026 Instrument: 2026-0000550

Sacramento	Date: 11/13/2025 Instrument: 202511130829	Date: 01/15/2026 Instrument: 202601150628

San Benito	Date: 11/06/2025 Instrument: 2025-0006999	Date: 01/15/2026 Instrument: 2026-0000287

San Bernardino	Date: 11/13/2025 Instrument: 2025-0278436	Date: 01/15/2026 Instrument: 2026-0010934

San Francisco	Date: 11/21/2025 Instrument: 2025098248	Date: 1/27/2026 Instrument: 2026008459

San Joaquin	Date: 11/07/2025 Instrument: 2025-095635	Date: 01/15/2026 Instrument: 2026-003889

San Luis Obispo	Date: 11/07/2025 Instrument: 2025034293	Date: 01/15/2026 Instrument: 2026001413

San Mateo	Date: 11/07/2025 Instrument: 2025-059818	Date: 01/15/2026 Instrument: 2026-002293

Santa Barbara	Date: 12/03/2025 Instrument: 2025-0037784	Date: 01/15/2026 Instrument: 2026-0001530

Santa Clara	Date: 11/07/2025 Instrument: 25897208	Date: 01/15/2026 Instrument: 25931199

Santa Cruz	Date: 11/07/2025 Instrument: 2025-0023933	Date: 01/15/2026 Instrument: 2026-0000937

Shasta	Date: 11/07/2025 Instrument: 2025-0025567	Date: 01/15/2026 Instrument: 2026-0001000

Sierra	Date: 11/10/2025 Instrument: 2025179942	Date: 01/20/2026 Instrument: 2026180214

Solano	Date: 11/07/2025 Instrument: 202500053282	Date: 01/15/2026 Instrument: 202600002364

Sonoma	Date: 11/07/2025 Instrument: 2025057222	Date: 01/15/2026 Instrument: 2026002287

Stanislaus	Date: 11/07/2025 Instrument: 2025-0055598	Date: 01/15/2026 Instrument: 2026-0002034

Sutter	Date: 11/07/2025 Instrument: 2025-0009753	Date: 01/15/2026 Instrument: 2026-0000367

Tehama	Date: 11/07/2025 Instrument: 2025010626	Date: 01/15/2026 Instrument: 2026000495

IV-2-21

	X	Y
County	Recording Date & Instrument Number (Memorandum of Supplemental First Mortgage Indentures, dated as of October 2, 2025)	Recording Date & Instrument Number (Thirty-Second Supplemental Indenture, dated as of November 14, 2025)

Trinity	Date: 11/12/2025 Instrument: 202502726	Date: 1/20/2026 Instrument: 202600087

Tulare	Date: 11/07/2025 Instrument: 2025-0058698	Date: 01/15/2026 Instrument: 2026-0002124

Tuolumne	Date: 11/07/2025 Instrument: 2025-010071	Date: 01/15/2026 Instrument: 2026-000356

Yolo	Date: 11/07/2025 Instrument: 2025-0019685	Date: 01/15/2026 Instrument: 2026-0000799

Yuba	Date: 11/07/2025 Instrument: 2025-012553	Date: 01/15/2026 Instrument: 2026-000490

IV-2-22